Exhibit 10.1

AMENDMENT LETTER

To:

SNITA HOLDING B.V., a private company (besloten vennootschap) incorporated under Dutch law and registered with the Trade Register of the Dutch Chamber of Commerce under number 33225475 as facility agent (the “Agent”); and

SNITA HOLDING B.V., a private company (besloten vennootschap) incorporated under Dutch law and registered with the Trade Register of the Dutch Chamber of Commerce under number 33225475 as lender (the “Lender”).

From:	POLESTAR AUTOMOTIVE HOLDING UK PLC, a public limited company registered in England and Wales with number 13624182 (the “Borrower”).

Dated:	21 August 2024

Polestar Automotive Holding UK PLC

–

Term Facility Agreement dated 3 November 2022 as amended from time to time

(the “Original Facility Agreement”)

1.

We refer to the Original Facility Agreement. This is an amendment letter (the “Amendment Letter”). Terms defined in the Original Facility Agreement shall have the same meaning when used in this Amendment Letter unless given a different meaning in this Amendment Letter.

2.	In accordance with the Original Facility Agreement, each of the Borrower and the Agent designate this Amendment Letter as a Finance Document.

3.

In accordance with clause 30 (Amendments and waivers) of the Original Facility Agreement, the Agent, the Lender and the Borrower consent to amending the Original Facility Agreement so as to, among other things, extend the Termination Date as specified in paragraph 5 of this Amendment Letter.

4.	The Original Facility Agreement shall (unless otherwise agreed between the Parties) be amended in accordance with paragraph 5 from:

(a)	the date of this Amendment Letter; or

(b)

if later, the date upon which the Agent has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) of this Amendment Letter in form and substance satisfactory to the Agent (or if such document or other evidence is not in form and substance satisfactory to the Agent, the Agent has otherwise waived, on the instructions of the Lender(s), such requirement). The Agent shall notify the Borrower promptly upon being so satisfied. Such notification shall include a confirmation that the Effective Date (as defined below) has occurred, such date being the “Effective Date”.

5.	Amendments

5.1	In this Amendment Letter:

“Amended Facility Agreement” means the Original Facility Agreement, as amended by this Amendment Letter.

5.2	With effect on and from the Effective Date, the Original Facility Agreement will be amended as follows:

a)	The definition of “Termination Date” in clause 1.1 (Definitions) of the Original Facility Agreement shall be deleted in its entirety and replaced with the following:

“Termination Date” means 29 December 2028.”;

b)	The definition of “Designated Recipients” shall be amended to add the following recipient:

(e)	Joakim Alpsten (Joakim.alpsten@volvocars.com)

c)	Clause 17.2 shall be deleted in its entirety and replaced with the following:

“The Borrower shall supply to the Agent (marked for the attention of the Designated Recipients) on request (such request to be made no later than the last calendar day of the preceding Financial Quarter), on or before the fifth Business Day of a Financial Quarter, an updated Cashflow Forecast in respect of each Financial Quarter (starting from the beginning of the Financial Quarter in which the Cashflow Forecast is delivered) to (and including) December 2028, in substantially the same format as that of the Original Cashflow Forecast.”

6.

The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of this Amendment Letter, on the Effective Date and for the avoidance of doubt, on the date of a Utilisation Request and on the proposed Utilisation Date, but references to “this Agreement” or to “Finance Documents” in the Repeating Representations should be construed as references to this Amendment Letter and to the Amended Facility Agreement.

7.

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Amendment Letter, continue in full force and effect. From the Effective Date, the Original Facility Agreement and this Amendment Letter shall be read and construed as one document.

8.

The Borrower, shall, at the request of the Agent and at Borrower’s own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Amendment Letter.

9.

The provisions of clause 35 (Enforcement) of the Original Facility Agreement shall be incorporated into this Amendment Letter as if set out in full in this Amendment Letter and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Amendment Letter.

10.	This Amendment Letter and any non-contractual obligations arising out of or in with it are governed by English law.

If you agree to the terms of this Amendment Letter, please sign where indicated below.

The Borrower

For and on behalf of POLESTAR AUTOMOTIVE HOLDING UK PLC

By:	/s/ Thomas Ingenlath	By:	/s/ Per Ansgar
Name:	Thomas Ingenlath	Name:	Per Ansgar
Title:	Chief Executive Officer	Title:	Chief Financial Officer

Address:	The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom Attention: Chief Financial Officer

We agree to the terms of this Amendment Letter.

The Agent

For and on behalf of SNITA HOLDING B.V.

By:	/s/ Johan Ekdahl	By:	/s/ Maria Hemberg
Name:	Johan Ekdahl	Name:	Maria Hemberg
Title:	Director	Title:	Director

Address:	Stationsweg 2, 4153 RD Beesd, The Netherlands
Attention: Jaap Verkerk

Copy:	Volvo Car Corporation
Attention: Rosmarie Söderbom
Dep 50091, HB3S
405 31, Göteborg, Sweden

The Lender

For and on behalf of SNITA HOLDING B.V.

By:	/s/ Johan Ekdahl	By:	/s/ Maria Hemberg
Name:	Johan Ekdahl	Name:	Maria Hemberg
Title:	Director	Title:	Director

Address:	Stationsweg 2, 4153 RD Beesd, The Netherlands
Attention: Jaap Verkerk

Copy:	Volvo Car Corporation
Attention: Rosmarie Söderbom
Dep 50091, HB3S
405 31, Göteborg, Sweden

SCHEDULE 1

CONDITIONS PRECEDENT

1.	The Borrower

(a)

A copy of the constitutional documents of the Borrower or a certificate of an authorised signatory of the Borrower certifying that the constitutional documents previously delivered to the Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of the Borrower:

(i)

approving the terms of, and the transactions contemplated by, this Amendment Letter to which it is a party and resolving that it execute this Amendment Letter and other Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute this Amendment Letter and other Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)

A certificate of the Borrower (signed by the chief executive officer or the chief financial officer of the Borrower) confirming that borrowing the Facility would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

(d)

A certificate of the chief executive officer or the chief financial officer of the Borrower certifying that each copy document relating to it specified in this Schedule 1 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the Effective Date.

2.	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 15 (Costs and expenses) have been paid or will be paid.

(b)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.